Exhibit 1(b)

                               LANDMARK FUNDS II

                              FORM OF AMENDMENT TO
                              DECLARATION OF TRUST

     The undersigned, constituting a majority of the Trustees of Landmark Funds II (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated April 13, 1984, as amended and restated (the "Declaration"), do hereby amend Section 3.2 of the Declaration by deleting paragraph (c) thereof and replacing it in its entirety with the following, such amendment to be subject to approval in accordance with the Declaration of the shareholders of Landmark Equity Fund and Landmark Small Cap Equity Fund, each a series of the Trust:

          (c) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by Shareholders to either invest all or a portion of the Trust Property of Landmark Equity Fund and of each other Series of the Trust, or sell all or a portion of such Trust Property and invest the proceeds of such sales, in one or more investment companies to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment this 8th day of August, 1997.



PHILIP W. COOLIDGE                           RILEY C. GILLEY
As trustee and not individually              As trustee and not individually



DIANA R. HARRINGTON                          SUSAN B. KERLEY
As trustee and not individually              As trustee and not individually



C. OSCAR MORONG, JR.                         E. KIRBY WARREN
As trustee and not individually              As trustee and not individually



WILLIAM S. WOODS, JR.
As trustee and not individually

                               LANDMARK FUNDS II


                              FORM OF AMENDMENT TO
                              DECLARATION OF TRUST



     The undersigned, constituting a majority of the Trustees of Landmark Funds II (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated April 13, 1984, as amended and restated (the "Declaration"), do hereby amend Section 1.1 of the Declaration by deleting Section 1.1 in its entirety and replacing it with the following, effective on such date as any officer of the Trust may select by written notice to the Trust:


          Section 1.1. Name. The name of the trust created hereby is "CitiFunds Trust II."


     IN WITNESS WHEREOF, the undersigned have executed this Amendment this _____ day of ____________, 1997.



PHILIP W. COOLIDGE                      RILEY C. GILLEY
As trustee and not individually         As trustee and not individually



DIANA R. HARRINGTON                     SUSAN B. KERLEY
As trustee and not individually         As trustee and not individually



C. OSCAR MORONG, JR.                    E. KIRBY WARREN
As trustee and not individually         As trustee and not individually



WILLIAM S. WOODS, JR.
As trustee and not individually

                               CITIFUNDS TRUST II


                          FORM OF AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
               SHARES OF BENEFICIAL INTEREST (WITHOUT PAR VALUE)


     Pursuant to Section 6.9 of the Declaration of Trust, dated April 13, 1984, as amended and restated (the "Declaration of Trust"), of CitiFunds Trust II (formerly, Landmark Funds II) (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (without par value) in order to establish two new series of Shares (as defined in the Declaration of Trust), change the names of two series of Shares which were previously established and designated and to eliminate the establishment and designation of one series of Shares which was previously established and designated. No other changes to the special and relative rights of the existing series are intended by this amendment and restatement. This amendment and restatement shall become effective on such date as any officer of the Trust may select by written notice to the Trust.

     1. The series shall be as follows:

        The new series shall be designated as:
           "CitiFunds Small Cap Value Portfolio" and
           "CitiFunds Growth & Income Portfolio"

           The series previously designated as Landmark Equity Fund shall be redesignated as "CitiFunds Large Cap Growth
             Portfolio."

           The series previously designated as Landmark Small Cap Equity
             Fund shall be redesignated as "CitiFunds Small Cap Growth
             Portfolio."

          The series previously designated as Landmark Earnings Growth
            Equity Fund, no Shares thereof being outstanding, is hereby eliminated.

     2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

     3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

     IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series on separate counterparts this _____ day of __________________, 1997.



PHILIP W. COOLIDGE                    RILEY C. GILLEY
As Trustee and Not Individually       As Trustee and Not Individually



DIANA R. HARRINGTON                   SUSAN B.KERLEY
As Trustee and Not Individually       As Trustee and Not Individually



C. OSCAR MORONG, JR.                  E. KIRBY WARREN
As Trustee and Not Individually       As Trustee and Not Individually

WILLIAM S. WOODS, JR.
As Trustee and Not Individually